EXHIBIT 10.13

Third Addendum to the Technology License Agreement

between

The Research Foundation of State University of New York

for and on behalf of University at Buffalo

and

Donald D. Hickey, M.D.

and

 Clas E. Lundgren, M.D., Ph.D.

and

Scivanta Medical Corporation

This Third Addendum (this “Third Addendum”) to the Technology License Agreement (as such term is defined below), entered into as of the 6th day of January, 2009 (the “Third Addendum Effective Date”), is by and among The Research Foundation of State University of New York, for and on behalf of University at Buffalo, a non-profit corporation organized and existing under the laws of the State of New York (the “Foundation”), Donald D. Hickey, M.D. (“Hickey”) and Clas E. Lundgren, M.D., Ph.D. (a/k/a Claes Lundgren and referenced herein as “Lundgren”) and Scivanta Medical Corporation (formerly Medi-Hut Co., Inc.), a corporation duly organized under the laws of the State of Nevada, and having its principal place of business at 215 Morris Avenue, Spring Lake, New Jersey 07762 (“Licensee”).  Foundation, Hickey and Lundgren will be collectively referenced herein as “Licensor.”  Capitalized terms used herein, but not otherwise defined herein, shall have such meanings as given to such terms in the Technology License Agreement.

WHEREAS, Licensor and Licensee entered into an exclusive Technology License Agreement on November 10, 2006, as amended on each of June 29, 2007 and October 24, 2008 (the “Technology License Agreement”), to facilitate the development and commercialization of certain technology owned by Licensor so that this technology may be utilized to the fullest extent for the benefit of Licensee, Licensor, the inventor(s) and the public; and

WHEREAS, Licensor and Licensee desire to modify the aforementioned Technology License Agreement for the mutual benefit of both parties;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.
The modifications of the Technology License Agreement herein will be effective as of the Third Addendum Effective Date and will remain in effect for the duration of the Technology License Agreement unless further modified in writing by the parties hereto.

2.
Licensor agrees that the milestones listed in Section 4.2(a) of the Technology License Agreement have been completed by the Licensee within an acceptable timeframe as provided by the Technology License Agreement.

3.	The first line of Section 4.2(b) will be deleted in its entirety and replaced with the following:

(b)	On or before September 30, 2009, Licensee will:

4.	The first line of Section 4.2(c) will be deleted in its entirety and replaced with the following:

(c)	On or before September 30, 2009, Licensee will:

5.	Section 4.2(d) will be deleted in its entirety and replaced with the following:

(d)
Within twenty-four (24) months from the date the Licensed Product is approved by the FDA for marketing in the U.S., Licensee will, on its own or through a Sublicensee, gain approval to market the device in Japan.

6.	Other than as specifically modified in this Third Addendum, all other terms, conditions and covenants of the Technology License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties have executed this Third Addendum, effective as of the Third Addendum Effective Date.

SCIVANTA MEDICAL CORPORATION		THE RESEARCH FOUNDATION OF
STATE UNIVERSITY OF
NEW YORK

By:	/s/ David R. LaVance	By:	/s/ Woodrow W. Maggard
	David R. LaVance		Woodrow W. Maggard

Title: President and Chief Executive Officer		Title: Associate Vice Provost, STOR

DONALD D. HICKEY, M.D.		CLAS E. LUNDGREN, M.D., Ph.D.

By:	/s/ Donald D. Hickey	By:	/s/ Clas E. Lundgren
	Donald D. Hickey, M.D.		Clas E. Lundgren, M.D., Ph.D.